Exhibit 4.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference made to our firm under the caption “Independent Registered Public Accounting Firm” in Part B of the Prospectus and to the use of our report dated October 8, 2009, in this Registration Statement (Form S-6 No. 333-161984) of Smart Trust, Tax-Advantaged Growth & Income Trust (2009 Series E).

/s/ GRANT THORNTON LLP GRANT THORNTON LLP

New York, New York
October 8, 2009